Exhibit 10.131.1

CONTRACT RELATED TO THE CO-EXISTENCE OF TRADEMARKS

BY AND BETWEEN THE UNDERSIGNED:

- JEANNE LANVIN, corporation with its head office at 15, rue du Faubourg Saint-Honoré, 75008 Paris, registered in the RCS de Paris under number 612 048 629, and represented by its Chair and Chief Executive Officer, Ms. Shaw Lan CHU-WANG, hereafter referred to as “LANVIN”,

Of the first part,

AND

-	INTER PARFUMS, corporation with its head office at 4, rond-point des Champs Élysées, 75008 Paris, registered in the RCS de Paris under number 350 219 382, and represented by its Chair and Chief Executive Officer, Mr. Philippe BENACIN, hereafter referred to as “INTER PARFUMS”,

Of the second part,

IT IS FIRST AND FOREMOST UNDERSTOOD THAT:

LANVIN and INTER PARFUMS have on this day entered into a trademark assignment contract (the “Trademark Assignment Contract”) under which LANVIN has assigned to INTER PARFUMS a certain number of trademarks in Class 3, international trademark deposit for perfumes, toiletries and makeup (with the exception of cosmetics).

Under the Trademark Assignment Contract, LANVIN benefits from a buy-back option of the assigned trademarks on July 1, 2025.

In the areas of ready-made clothing for men and women, fashion accessories and perfumes, the Trademarks (as defined hereafter) have acquired an image as luxury trademarks and uncontested renown, to which the parties are extremely attached and which they intend to preserve as long as they make use of the Trademarks.

The purpose of this agreement is to specify the conditions under which the parties intend to manage the Trademarks or have them managed in accordance with this trademark image.

THE PARTIES THEREFORE AGREE THAT:

ARTICLE 1- DEFINITIONS

1.1	The expression “Trademarks” used in this contract designates all trademarks which LANVIN respectively owns, in all the international Classes of trademark deposit and in the Territory, as well as any names, abbreviations, symbols and other distinctive signs currently associated with LANVIN, or which will be associated with LANVIN in the future. The trademarks are comprised of the Assigned Trademarks.

1.2	The expression “Assigned Trademarks” used in this contract refers to the trademarks listed in Appendix 1.2 herein, Class 3, international trademark deposit for the Products, which are the subject of the trademark assignment contract made on this day between the parties, as well as all the trademarks that INTER PARFUMS will be deposit and/or register prior to the end of the contract and which will be associated with one or several Trademarks for the creation, development, distribution and marketing of the Products.

1.3	The term “Products” refers to perfume, toiletries and makeup, with the exception of all existing and future cosmetics, sold under one or more Trademarks, which fall under the categories described in Appendix 1.3 of this contract.

1.4	The term “Territory” designates all countries where the Trademarks are or will be deposited under Class 3, international trademark deposit.

ARTICLE 2 – RESPECT OF THE TRADEMARK IMAGE

2.1	The parties agree to continually respect and ensure continued respect, in all their actions and initiatives, for the image of quality, elegance and originality associated with the Trademarks, especially with regard to the quality of marketed products by using the Trademarks, their esthetic appearance, their publicity, their promotion and their distribution.

2.2	For the duration of this contract, the parties agree to respect and ensure that their employees, representatives, agents, sponsors and/or eligible persons and their affiliates respect all laws and regulations in effect on the Territory concerned by the subject of this contract.

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2.3	For the duration of this contract, neither the Trademarks, nor, more generally, the names LANVIN and/or JEANNE LANVIN, nor the abbreviation JLSA, for the purposes of a corporate name, may be used by one of the entities in which INTER PARFUMS participates directly or indirectly.

2.4	The parties agree that the name JEANNE LANVIN in high-end ready-made clothing and perfumes is an important element of this trademark and its reputation. In this context, each of the parties considers essential that in all domains the image of elegance, originality and quality associated with the LANVIN trademark be consistently maintained and respected. The parties agree to maintain the LANVIN trademark as a trademark associated with luxury.

2.5	The parties agree to create and market products of very high quality in terms of design, execution, refinement and esthetics, so as to be able to compete with the most prestigious creations of competing trademarks such as those listed in Appendix 2.5, in the international market of perfume products and the ready-made clothing market, respectively.

2.6	In the event that LANVIN assigns its activity or its trademarks before the year 2025, it agrees to ensure that its successor or eligible persons respect the above provisions.

ARTICLE 3 – TRADEMARKS, INDUSTRIAL PROPERTY

3.1	The Assigned Trademarks must be used by INTER PARFUMS to market the Products, at the exclusion of any other use. The Assigned Trademarks may not be used in association with any other trademarks, names, company names or distinguishing marks, with the exception of names of distributors, or when required by applicable local regulations and with the exception of usual business or trade documents in accordance with the provisions of the previous paragraph. The Assigned Trademarks may not be used as a corporate name, except by LANVIN.

3.2	The maintenance fees for Assigned Trademarks used by INTER PARFUMS will be the responsibility of INTER PARFUMS. INTER PARFUMS will be free to not renew the Assigned Trademarks which it will no longer use, and it must notify LANVIN of its intention. LANVIN agrees to cooperate with INTER PARFUMS in order to provide it with any papers or document required for the deposit of Assigned Trademarks and their renewal. In the event of a technical, administrative or legal difficulty or impossibility (particularly related to the specifics of certain national trademark rights) in depositing and/or renewing the Assigned Trademarks with the appropriate national registers, the parties agree to work together in accordance with the provisions herein, to arrive at the best possible technical solution, on a case-by-case basis, in respect of the interests of each of the parties and the spirit of this contract and to sign, if necessary, any supplementary agreements required for this purpose.

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3.3	LANVIN submits that it is the owner of a non-exclusive license, extended at no cost by L’OREAL, for use, by LANVIN and/or third parties, for the manufacture of certain patented mechanisms for closing perfume bottles. As such, LANVIN agrees to extend the rights resulting from this non-exclusive license.

ARTICLE 4 – COPYRIGHT INFRINGEMENTS

4.1	In the event that a third party engages in (an) act(s) of copyright infringement, imitation, unfair competition or any other infringement on the Assigned Trademarks, INTER PARFUMS agrees, within the limits of its rights and the regulations in effect, to take any appropriate emergency measures to stop these acts or limit the resulting harm, and to keep LANVIN informed as expeditiously as possible. LANVIN agrees to provide INTER PARFUMS with any assistance that it is able to provide as well as all the information in its possession. INTER PARFUMS will be in charge of the proceedings in the action, and it will sustain the costs and will alone receive any benefits or indemnity that may result from the proceedings.

4.2	In the event that a third party opposes the use of an Assigned Trademark or takes copyright infringement-related proceedings against INTER PARFUMS on the ground of use of an ASSIGNED TRADEMARK, INTER PARFUMS will notify LANVIN as soon as possible. INTER PARFUMS will be have the responsibility for and bear the cost of the defense and will alone receive any resulting benefits and/or indemnity. The defense costs, the benefits that may result from this defense and any possible damages and interest will be borne fully by INTER PARFUMS.

4.3	LANVIN agrees to take any necessary and appropriate measures in the event of acts of copyright infringement, imitation or unfair competition or any other infringement on the Trademarks that it owns (with the exception of the ASSIGNED TRADEMARKS described in paragraphs 5.1 and 5.2 above), of which it has been made aware.

4.4	Each party agrees to inform the other party, as expeditiously as possible, in the event that it is made aware of acts of copyright infringement imitation, unfair competition, or any other infringement on the Trademarks which would concern the other party.

ARTICLE 5 – PROMOTIONAL ITEMS

INTER PARFUMS may use (by sale or trade discount), under the Assigned Trademarks, promotional items or products of any kind (outside the domain of Products) on the condition that:

a) LANVIN has previously authorized the distribution of the items in question, of which INTER PARFUMS will have submitted a sample or model to LANVIN, with it being understood that any possible refusal by LANVIN must be made for reasons that would objectively demonstrate that such distribution would bring about real and serious harm to LANVIN.

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b) Use of these items remains secondary to use of the Products of the contract

c) The promotional items and products are indicated as “Lanvin Parfums” and there can be no confusion with products marketed by LANVIN or its other license holders.

ARTICLE 6 – NON-COMPETITION AND FAIRNESS

6.1	For the duration of the contract, LANVIN may not use or have any other party use Trademarks in the area of Products, or undertake any actions that may prejudicially affect the use of the Products and Assigned Trademarks in an area other than that of the Products, or undertake any actions that may prejudicially affect the use of the Trademarks by LANVIN.

6.2	The parties agree to execute this contract in a fair manner and to not take any measures, directly and/or indirectly, which would prejudicially affect LANVIN or INTER PARFUMS and/or the sale, distribution or image of the Products.

ARTICLE 7 – DURATION OF THE CONTRACT

This contract takes effect as of the signing of this contract and will remain in effect until June 30, 2025. The parties will negotiate in good faith, as required, a new coexistence agreement which will take effect on July 1, 2025.

ARTICLE 8 – MODIFICATION OF THE CONTRACT

8.1	Any overriding or supplementary agreement or any amendment to this contract will necessarily be established by a written document signed by the parties and attached to the contract. Any such modification will be limited to the specific point for which it will have been agreed.

8.2	If, in the event of a force majeure, it is impossible for one of the parties to honor its commitments under this contract, it must inform its contracting party, So that the parties may together agree to equitable adjustments to this contract in their common interest.

8.3	If one or several provisions of this contract proves to be without effect, this circumstance will in no way affect the validity of other provisions in the contract nor the validity of the contract in its entirety. The same would be the case in the event that this contract contains omissions. The provision that would need to be removed, or which is missing, will be replaced by a legally valid provision consistent with the purpose of this contract.

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ARTICLE 9 – CONFIDENTIALITY

9.1	The parties agree to consider as strictly confidential and to treat as such all information, regardless of its nature and its support, collected during the execution of this Contract, including the clauses of this Contract (hereafter “Confidential Information”).

9.2	Notwithstanding the clauses in paragraph 9.1, INTER PARFUMS will be authorized, in application of its status as a listed company, to disclose this Confidential Information if this information should be revealed further to a requirement of a regulation in effect, particularly if it relates to the stock exchange or if this information should be revealed further to an injunction by a judicial or administrative authority, with the provision that LANVIN is informed and consulted beforehand regarding the terms of disclosure of this information.

9.3	All information known by the public is deemed non-confidential unless it is compiled in a manner unknown to the public.

9.4	The parties agree to not disclose or allow to be disclosed, directly or indirectly or through a third party, in whole or in part, any Confidential Information of which they are aware, to any third party whatsoever, with the exception of employees and/or subcontractors requiring this information to carry out their obligations.

9.5	The parties agree, in this regard, to take any necessary measures with respect to employees and/or beneficiaries in order that they be subjected to this same obligation of confidentiality.

9.6	The parties agree not to use the Confidential Information in a context other than that of this contract.

9.7	Each party agrees to return upon request all documents or supporting documents, as well as any copies thereof, from the other party which contain Confidential Information that will have been submitted to it in connection with the execution of this Contract.

ARTICLE 10 – NOTIFICATIONS

All notifications made by one of the parties in connection with the execution of this contract’s provisions, must be sent, by registered mail with acknowledgment of receipt, to the address of the other party’s head office, to the attention of its legal representative, or any other person duly designated by said party.

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ARTICLE 11- CONCILIATION / DISPUTES

In the event of a disagreement between the parties on the validity, interpretation, execution and/or resolution of one of the provision in these contracts, the parties agree that, prior to initiating any contentious procedure, they will follow the conciliation procedure outlined hereunder:

- First, competent operations managers of each of the parties will meet to discuss the subject of disagreement, on the initiative of the most diligent party, and as soon as possible, upon emergence of the disagreement. The goal of this meeting will be to find an amiable solution to the disagreement in question. Minutes of this meeting will be recorded by both parties.

- Secondly, if the meeting between the operations managers does not lead to an amiable solution, the leading managing agents of each party will meet and make their best efforts to resolve the disagreement amiably. This meeting must be held as quickly as possible and no later than ten (10) days from the meeting between operations managers.

If, in spite of the conciliation procedure, a proceeding goes forward on the validity, interpretation, execution and/or resolution of the contracts, or if one of the parties refuses to carry out the above-mentioned procedure with diligence and good faith, this proceeding will be submitted to the exclusive jurisdiction of the Paris Court of Appeal.

ARTICLE 12 - APPLICABLE LAW

This contract is subject to French Law.

Signed on July 30, 2007

In Paris

In two (2) originals

/s/ Ms. Shaw Lan CHU-WANG	/s/ Philippe BENACIN
JEANNE LANVIN SA	INTER PARFUMS
Ms. Shaw Lan CHU-WANG	Mr. Philippe BENACIN

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Appendix 1.3: List of Products

Products - women’s line

1. Perfume extract*

2. Perfume spray*

3. Perfume bottle*

4. Eau de toilette spray*

5. Cologne spray*

6. Pocket spray*

7. Pocket spray refill*

8. Roll-on pocket perfume pen

9. Body cream

10. Body lotion

11. Glitter body lotion

12. Body oil

13. Perfumed body powder

14. Bath and shower gel

15. Shower foam

16. Exfoliant for the body

17. Deodorizing spray

18. Roll-on deodorant

19. Hair mist

20. Glitter hair mist

21. Scented shampoo

22. Soap

23. Scented indoor candle

Products – men’s line

24. Eau de toilette spray

25. Eau de toilette bottle

26. Cologne spray

27. After-shave lotion bottle

28. After-shave balm bottle

29. Shaving gel

30. Shower gel for body and hair

31. Shampoo plus conditioner

32. Spray deodorant

33. Deodorant stick

34. Soap

Makeup (this list is indicative and may evolve in the course of execution of the contract to include new products usually considered as makeup).

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COMPLEXION

▪	Foundation (liquid and powder)
▪	Blush
▪	Terracota
▪	Powder
▪	Concealer
▪	Anti-circle cream

EYES

▪	Mascara
▪	Eye shadow
▪	Eye contour (eye pencil, eyebrow pencil, eyeliner)

LIPS

▪	Lipstick
▪	Gloss
▪	Lipliner
▪	Repulper

NAILS

▪	Polish
▪	Nail care
▪	Nail polish remover

Note: Products not marked with an asterisk (*) are granted as extensions of product lines directly related and completely faithful to the perfumes. There must be an explicit reference to the corresponding perfume in their names.

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